EXHIBIT 14.1
                                                                    ------------


                                TABLE OF CONTENTS

Message from the CEO                                                           2

      1.    The Code                                                           3

      2.    Raising Questions and Concerns                                     5

      3.    Who Do I Contact?                                                  6

      4.    Maintaining a Safe, Healthy and Affirmative Workplace and
            Environment                                                        7

               4.1    Alcohol and Substance Abuse                              8
               4.2    Fostering a Safe Workplace                               9
               4.3    Protecting the Environment                               9

      5.    Conflicts of Interest                                              9

      6.    Protection and Proper Use of Company Assets                       10

      7.    Confidential Information/Privacy                                  11

      8.    Insider Trading and Fair Disclosure                               13

      9.    Network Use, Integrity & Security                                 13

      10.   Trade Practices                                                   14

               10.1   Fair Dealing                                            14
               10.2   Fair and Accurate Advertising                           15
               10.3   Antitrust Compliance                                    16

      11.   International Business Dealings                                   17

               11.1   Bribery and Other Corrupt Practices                     17
               11.2   Export and Other Considerations                         18

      12.   Political Contributions and Activities                            20

      13.   Accounting Practices, Books, & Records                            20

      14.   Records Retention                                                 22

      15.   Violations of This Code                                           22

Frequently Asked Questions                                                    23

Certificate of Compliance                                                     26



                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

                              MESSAGE FROM THE CEO

Dear Colleagues,

Today, more than ever, honesty and integrity are requisite parts of successful relationships, both business and personal. At Comverse, honesty, integrity and accountability are crucial to our business success, and they are the foundation for our continued growth.

The integrity of all of our employees, officers and directors provides the basis for our strong core values, and we must all uphold these values every day. We strive to provide our customers with the highest quality products, services and solutions, and in doing so, we must also maintain the highest ethical standards. Nothing must compromise customer trust and confidence in our company.

This Code of Business Conduct and Ethics sets forth our legal and ethical standards. It should help guide your decisions and help you understand the conduct that is expected of every one of us. As custodians of the Company's reputation and integrity, we must all ensure that we abide by the letter of the Code and protect and promote its spirit.

Please read the Code carefully and become familiar with its terms. If you have any questions, suggestions or concerns about the Code, please contact your supervisor or the Legal Department. Once you have read the Code and understand it, please sign the enclosed certification and return it to the Legal Department. You may also be asked periodically in succeeding years to certify that you have complied with the Code.

Thank you for your hard work in enhancing our company's reputation and your continued commitment to ethical conduct.



Andre Dahan
Chief Executive Officer and President





                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

1.    THE CODE

This Code of Business Conduct and Ethics (this "Code") is designed to promote:

      o     HONESTY

      o     ETHICAL BEHAVIOR

      o     LAWFUL CONDUCT

It applies to all:

      o     Employees

      o     Officers

      o     Directors

of Comverse Technology, Inc. and all wholly-owned subsidiaries, including Comverse, Inc. (and its subsidiaries), Startel Corporation and CTI Capital Corporation, and other controlled entities (collectively, "the Company"),* whether in the United States or abroad. This Code also applies to those who represent the Company and conduct Company business such as:

      o     Independent contractors

      o     Agents

      o     Consultants

      o     Sales representatives

In order to maintain the integrity and value of this Company, all employees, officers and directors are expected to comply with all applicable laws, rules and regulations in countries where the Company does business. Violation of domestic or foreign laws and regulations may subject you, as well as the Company, to civil and/or criminal penalties.

--------
* This Code also constitutes the code of ethics applicable to senior financial officers and the principal executive officer required by Section 406 of the Sarbanes-Oxley Act of 2002.




                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

To assist with the compliance of applicable laws and regulations, and to stimulate awareness of ethical issues you may encounter in carrying out your responsibilities, the Company has established this Code along with various policies and compliance procedures. While the Code cannot possibly cover every situation you may encounter, it does provide guidance with respect to some of your responsibilities to the Company. This Code should be looked at as a guide or a roadmap as to what is expected of all of us.

Look inside your employee manual or ask your supervisor about which Company policies specifically apply to you. You have an obligation to comply with these policies and procedures and to promptly alert the Legal Department of any deviation from them.



At all times, YOU ARE EXPECTED TO:

      o AVOID CONFLICTS between personal and professional interests where possible

      o DISCLOSE ANY CONFLICT to a supervisor or the Company's Legal Department and pursue the ethical handling of unavoidable actual or apparent conflicts

      o     PROVIDE ACCURATE AND COMPLETE INFORMATION and in a timely manner

      o PROVIDE FULL, FAIR, ACCURATE, TIMELY, AND UNDERSTANDABLE DISCLOSURE in the periodic reports required to be filed by the Company

      o     COMPLY WITH ALL APPLICABLE LAWS, REGULATIONS AND COMPANY POLICIES

      o     SEEK GUIDANCE where necessary from a responsible supervisor

      o     VALUE AND RESPECT OTHERS

      o     PROMPTLY REPORT ANY VIOLATIONS of this Code to the Legal Department

      o     Be PERSONALLY ACCOUNTABLE for adherence to this Code




                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

--------------------------------------------------------------------------------
The actions of every employee, officer and director affect the REPUTATION AND integrity of the Company. Therefore, you must take the time to review this Code and develop a working knowledge of its provisions. (YOU SHOULD ALSO REVIEW COMPANY POLICIES AND COMPLIANCE PROCEDURES PERTAINING TO YOUR PARTICULAR POSITION WITHIN THE COMPANY. THESE POLICIES AND PROCEDURES SHOULD BE INCLUDED WITH YOUR EMPLOYEE MANUAL. IF THEY ARE NOT, YOU SHOULD CONTACT YOUR SUPERVISOR OR HUMAN RESOURCES.) You are required to complete a certificate attesting to compliance with the Code upon becoming an employee, officer or director and periodically thereafter.
--------------------------------------------------------------------------------


2.    RAISING QUESTIONS AND CONCERNS

--------------------------------------------------------------------------------
EACH EMPLOYEE, OFFICER AND DIRECTOR IS RESPONSIBLE FOR PROMPTLY REPORTING TO THE COMPANY ANY CIRCUMSTANCES THAT SUCH PERSON BELIEVES IN GOOD FAITH MAY CONSTITUTE A VIOLATION OF THIS CODE, OR ANY OTHER COMPANY POLICY, OR APPLICABLE LAW, REGULATIONS AND RULES. If you are in a situation that you believe may involve or lead to a violation of this Code, you have an affirmative duty to disclose to, and seek guidance from a responsible supervisor, the Company's General Counsel, the Company's Legal Department or other appropriate internal authority. SEE "WHO DO I CONTACT FOR GUIDANCE OR TO REPORT CONCERNS?" BELOW.
--------------------------------------------------------------------------------
YOU ARE STRONGLY ENCOURAGED TO REPORT ANY COMPLAINT REGARDING ACCOUNTING, INTERNAL ACCOUNTING CONTROLS OR AUDITING MATTERS TO THE COMPANY'S ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE UNITED STATES) OR +1-314-628-6276 (COLLECT CALL OUTSIDE THE UNITED STATES) OR TO THE AUDIT COMMITTEE - SEE "WHO DO I CONTACT?" BELOW. The Company will do everything it can to ensure the CONFIDENTIALITY of any report, and you may make a report ANONYMOUSLY by contacting the COMPANY'S ETHICS HELPLINE.
--------------------------------------------------------------------------------

The Ethics Helpline is a special, toll-free line available 24 hours a day, 365 days a year. It is intended to operate in addition to other resources available to you to voice complaints or concerns, such as supervisors, managers and Human Resources staff. The Ethics Helpline is monitored by a third party for reporting to the Company's Audit Committee.

IT IS THE COMPANY'S POLICY TO ENCOURAGE THE COMMUNICATION OF BONA FIDE CONCERNS RELATING TO THE LAWFUL AND ETHICAL CONDUCT OF BUSINESS AS WELL AS AUDIT AND ACCOUNTING PROCEDURES OR RELATED MATTERS. IT IS ALSO THE POLICY OF THE COMPANY TO PROTECT THOSE WHO COMMUNICATE BONA FIDE CONCERNS FROM ANY RETALIATION FOR





                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

SUCH REPORTING. No retaliation against any individual who reports violations of this Code in good faith will be permitted.

Confidential and anonymous mechanisms for reporting concerns are available and are described in this section of the Code as well as under the "Who Do I Contact?" section below. However, anonymous reporting does not serve to satisfy your duty to disclose your potential involvement in a conflict of interest or in unethical or illegal conduct. While self-reporting a violation will not excuse the violation itself, the extent and promptness of such reporting will be considered in determining any appropriate sanction, including dismissal. Every effort will be made to investigate confidential and anonymous reports, and the Company will investigate any matter which is reported and will take any appropriate corrective action.

3.    WHO DO I CONTACT?

--------------------------------------------------------------------------------

                                WHO DO I CONTACT
                       FOR GUIDANCE OR TO REPORT CONCERNS?

EACH EMPLOYEE, OFFICER AND DIRECTOR IS RESPONSIBLE FOR PROMPTLY REPORTING TO THE COMPANY ANY CIRCUMSTANCES THAT SUCH PERSON BELIEVES IN GOOD FAITH MAY CONSTITUTE A VIOLATION OF THIS CODE, OR ANY OTHER COMPANY POLICY, OR APPLICABLE LAW, REGULATIONS AND RULES. If you believe a situation may involve or lead to a violation of this Code, you have an affirmative duty to seek guidance and report such concerns.

      o SEEK GUIDANCE from a responsible supervisor (for example, your immediate supervisor, a department head or location manager) or other appropriate internal authority (for example, your local Human Resources representative or compliance officer)

      o     DISCLOSE CONCERNS OR VIOLATIONS of this Code to the Legal Department

      o REPORT AUDIT AND ACCOUNTING CONCERNS to the Ethics Helpline or the Audit Committee

--------------------------------------------------------------------------------
ETHICS HELPLINE:
                   866-398-0010 (Toll-Free within the United States)
               +1-314-628-6276 (Collect Call Outside the United States)
--------------------------------------------------------------------------------




                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

--------------------------------------------------------------------------------
LEGAL DEPARTMENT:
Legal Department
Comverse Technology, Inc.
810 Seventh Avenue, New York, New York, USA
Phone (+1) 212-739-1000
E-mail legal@cmvt.com
--------------------------------------------------------------------------------
AUDIT COMMITTEE:
Attn: Audit Committee Chair
Comverse Technology, Inc.
810 Seventh Avenue, New York, New York, USA
--------------------------------------------------------------------------------


4.    MAINTAINING A SAFE, HEALTHY
      AND AFFIRMATIVE WORKPLACE

The Company is committed to a workplace where people are treated with dignity, fairness and respect. You have the right to work in an environment that provides equal employment opportunities and one that is free of discrimination and illegal harassment. The Company bases its recruitment, employment, development and promotion decisions solely on a person's ability and potential in relation to the needs of the job, and the Company complies with local, state and federal employment laws. The Company does not discriminate on the basis of:

      o     Sex

      o     Race

      o     Color

      o     Religion

      o     Sexual orientation

      o     Age

      o     National origin

      o     Citizenship status





                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

      o     Disability

The Company makes reasonable, job-related accommodations for any qualified employee or officer with a disability when notified by the employee that he/she needs an accommodation.

The Company will not tolerate any:

      o     Sexual, racial or other unlawful harassment

      o     Threats or acts of violence or physical intimidation

      o Abusive, harassing or other offensive conduct, whether verbal, physical or visual

If you believe that you have been harassed, or threatened with or subjected to physical violence in or related to the workplace, you should report the incident to an appropriate supervisor or Human Resources, who will arrange for it to be investigated. It is the policy of the Company to protect those who communicate bona fide concerns from any retaliation for such reporting. No retaliation against any individual who reports violations of this Code in good faith will be permitted. All efforts will be made to handle the investigation confidentially.

In addition, the Company will not tolerate on Company property:

      o Possession, use or distribution of pornographic, racist, sexist or otherwise offensive materials

      o Use of Company personal computers or other equipment to obtain or view such materials

All employees and officers must promptly contact an appropriate supervisor or Human Resources about the existence of offensive materials on the Company's systems or premises.

      4.1   ALCOHOL AND SUBSTANCE ABUSE

The Company is committed to providing a drug-free work environment. The illegal possession, distribution or use of any controlled substances on Company premises or at Company functions is strictly prohibited. Similarly, reporting to work under the influence of any illegal drug or alcohol, and the abuse of alcohol or medication in the workplace is not in the Company's best interest and violates this Code.




                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

        4.2    FOSTERING A SAFE WORKPLACE

The Company places the safety of its employees at the top of its priority list. If you come across or are concerned about unsafe equipment, practices, conditions or other potential hazards, you should immediately report it to an appropriate supervisor. If you witness or are involved in any accidents while at work, or you are injured in any way, you should immediately contact your supervisor.

        4.3    PROTECTING THE ENVIRONMENT

The Company is committed to protecting the environment in which we all live. Each employee of the Company is responsible for supporting the Company's commitment to protecting the environment. The Company's commitment is embodied in our compliance with U.S. federal, state and overseas environmental laws and regulations. All Company operations are to be conducted in a manner that protects the health and safety of all people in the communities where we operate. If you become aware of an incident which threatens the health and safety of people in or around the places where we operate, you must notify your supervisor immediately.

5.    CONFLICTS OF INTEREST

You are expected to avoid situations where your interests may conflict or appear to conflict with the interests of the Company. In particular, you have an obligation to avoid any conflicts of interest, such as:

      o     An activity

      o     An agreement

      o     A business investment

      o     An interest

      o     Other situation

that might in fact or in appearance cause you to place your own interests, or those of another, above your obligation to the Company. Conflicts or even the appearance of a conflict might impair confidence in, or the reputation of, the Company even if there is no actual conflict and no wrongdoing.

The Company expects its employees and officers to devote their full time and attention to the Company's business during regular working hours and for whatever additional time that may be required. Employees and officers should



                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE
avoid outside business activities that divert their time and talents from the Company's business. The Company expects you to exercise good judgment and the highest ethical standards in your activities on behalf of the Company as well as in your private activities outside the Company.

Some examples of conflicts include situations where you, an "immediate family member," or an entity with which you are closely affiliated (see also "Frequently Asked Questions" below):

      o Solicit or accept from customers, suppliers or others dealing with the Company any kind of gift or other personal, unearned benefits as a result of your position or relationship with respect to the Company, including payment or reimbursement of travel and meal expenses (other than non-monetary items of nominal value)

      o Have a financial interest in the Company's competitors, customers, suppliers or others dealing with the Company (excluding interests that are less than 1% of the outstanding securities of a publicly-traded corporation or equivalent percentage of ownership interests in an unincorporated business)

      o Have a consulting, managerial or employment relationship with a competitor, customer, supplier or others dealing with the Company

      o Acquire real estate, leaseholds, patents or other property or rights in which the Company has, or is likely to have, an interest

      o Accept loans or guarantees of obligations (except from banks or other entities that provide such services at arms' length and in the normal course of business) from any individual, organization or entity doing or seeking to do business with the Company

In all instances where the appearance of a conflict exists, you must disclose the nature of the conflict to the Legal Department. You should immediately refer to the Legal Department any conflict you know of, or suspect, involving a director of the Company.

6.    PROTECTION AND PROPER USE OF COMPANY ASSETS

All directors, officers and employees have a personal responsibility to protect the assets of the Company from misuse or misappropriation. The assets of the Company include

      o     Products




                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

      o     Equipment

      o     Facilities

      o     Corporate opportunities

      o     Intellectual property

      o     Trade secrets

      o Business information (including any non-public information learned as an employee, officer or director of the Company)

You must not:

      o Take, use, or knowingly misappropriate the assets of the Company, for personal use, for use by another, or for an improper or illegal purpose

      o Remove, dispose of, or destroy anything of value belonging to the Company without the Company's express prior written consent, including both physical items and electronic information

      o Deprive the Company of any business opportunity you may become aware of which could be construed as related to any existing or reasonably anticipated future activity of the Company. If you learn of any such opportunity through your association with the Company, you may not disclose it to a third party or invest in the opportunity without first offering it to the Company.

      o     Use any Company property, information or position for personal gain

      o Participate in an initial public offering or otherwise accept special investment opportunities from a supplier, vendor (including banks or financial advisers), or customer with whom the Company is doing business or that is seeking to sell products or services to the Company without first disclosing the opportunity to the Company's Legal Department

7.    CONFIDENTIAL INFORMATION/PRIVACY

You may be entrusted with information of a confidential or proprietary nature (about the Company, its suppliers, customers or other constituents). Confidential information includes all non-public information learned as an



                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE
employee, officer or director of the Company. It includes, but is not limited to;

      o Non-public information that, if disclosed, might be (i) of use to competitors, suppliers, vendors, joint venture partners or others,
            (ii) of interest to the press, or (iii) harmful to the Company or its customers

      o Non-public information about the Company's financial condition, prospects or plans, its marketing and sales programs and research and development information, as well as information relating to mergers and acquisitions, stock splits and divestitures

      o Non-public information concerning possible transactions with other companies or information about the Company's customers, suppliers or joint venture partners, which the Company is under an obligation to maintain as confidential

      o Non-public information about discussions and deliberations, relating to business issues and decisions, between and among employees, officers and directors

      o Non-public information about fellow employees or any other individuals, such as customers, about whom the Company may hold information

Maintaining the confidentiality of important information earns us the trust of our customers and the public in general. If you come across or work with confidential information, you cannot:

      o Disclose that information outside the Company, either during or after service with the Company, unless the Company authorizes the disclosure in writing, or the disclosure is otherwise required by law

      o Use confidential information for your own personal benefit or the benefit of persons or entities outside the Company

We respect the confidentiality and privacy of our suppliers and customers. You must respect and protect any confidential or proprietary information shared with the Company unless disclosure is necessary to comply with statutory requirements, subpoenas, court orders or other lawful process or properly authorized government investigations.



                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

Employees and officers should not divulge any confidential or proprietary information about their former employers, nor shall any employee, officer or director ever ask them to.

In addition, most countries have data privacy laws regulating the collection and use of personal data, which is any information that directly or indirectly identifies a natural person. Examples of personal data include employment, medical, financial, education and training information. All employees are responsible for ensuring compliance with the data privacy requirements under the laws, rules and regulations of the applicable countries.

8.    INSIDER TRADING AND FAIR DISCLOSURE

You may become privy to news or information not yet disclosed to the public, also known as "material inside information." "Material inside information" is any information that has not been disclosed broadly to the marketplace and, if made public, would be likely to be considered important by investors deciding whether to trade in the Company's shares or other listed securities.

You (or any of your immediate family members, grandparents, grandchildren, business associates or controlled investment vehicles) must not:

      o Trade in securities in the Company or any other company while aware of material inside information

      o Disclose material inside information of any company to third parties ("tipping")

      o Communicate to anyone outside the Company material inside information of any company

Trading in Company securities while aware of material inside information, or tipping others to trade, is both unethical and illegal.

In addition, you are not authorized to answer questions from the media, analysts, investors or any other members of the public. If you should receive such an inquiry, you must record the name of the person and immediately notify Investor Relations.

9.    NETWORK USE, INTEGRITY & SECURITY

You will have access to and use the Company's computer networks and systems and are expected to use our computer networks and systems with the highest standards of care.



                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

You cannot use our networks and systems to:

      o     Commit illegal acts

      o     Violate any provision of this Code

The Company reserves the right to monitor or review any and all data and information contained on any employee's or officer's computer or other electronic device issued by the Company. In addition, the Company reserves the right to monitor or review an employee's or officer's use of the Internet, Company Intranet and Company e-mail or any other electronic communications without prior notice.

You must:

      o Keep secret any passwords used to access any Company computer or database

      o     Create strong passwords that cannot be easily discovered by others

      o Refrain from using or distributing software that may damage or disrupt the Company's work environment by transmitting a virus

      o Not engage in the unauthorized use, copying, distribution or alteration of computer software

      o Access the Internet at work for business purposes and for limited personal use

Any suspected breach of the Company's network security systems should be reported to a responsible supervisor or appropriate internal authority immediately.

10.   TRADE PRACTICES

      10.1  FAIR DEALING

In dealing with Company suppliers, customers, competitors and employees, we expect you to utilize high standards and values and the highest level of fairness. This means that you must not take unfair advantage of anyone we conduct business with through:

      o     Manipulation

      o     Concealment


                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

      o     Abuse of privileged information

      o     Misrepresentation of material facts

      o     Any other unfair-dealing practice

Information about the Company's suppliers, customers, competitors and employees must be used in an ethical manner and in compliance with the law. Under no circumstance should you obtain information through:

      o     Theft

      o     Illegal entry

      o     Blackmail

      o     Electronic eavesdropping

      o     Misrepresenting your affiliation with the Company or your identity

You should not release information about the Company's suppliers, customers, competitors or other employees without proper authorization and should use that information for legitimate business purposes only.

      10.2  FAIR AND ACCURATE ADVERTISING

Customers and potential customers are entitled to receive accurate information regarding prices, capabilities, terms and scheduling. The Company strives to produce advertisements that are:

      o     Fair

      o     Accurate

      o     Lawful

We all must avoid false or misleading statements to sell or market Company products or services, and we should make immediate efforts to correct any misunderstanding that may exist with a customer or potential customer.


                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

      10.3  ANTITRUST COMPLIANCE

Vigorous competition - free from collusion and unreasonable restraints - is the best mechanism for ensuring the production of high quality, well-priced and innovative products and services. The Company's policy is to compete solely on the basis of its superior and innovative products and services, through your collective efforts and contributions, and to avoid improper actions that unreasonably restrain trade.

Antitrust and trade regulation issues are very complex. Determining if our actions unreasonably restrain trade or are otherwise improper will depend on the structure of the market and a number of other factors. IF YOU ARE UNSURE AS TO WHETHER OR NOT ANY COMMUNICATION, ACTION, ARRANGEMENT OR TRANSACTION IS LEGAL, PLEASE CONTACT THE LEGAL DEPARTMENT IMMEDIATELY TO REPORT ANY CONCERNS.

To avoid even the perception of unlawful conduct, employees must not:

      o Discuss with a competitor prices, costs, production, products and services, bidding practices, other non-public business matters, territories, distribution channels or customers

      o Restrict the right of a customer to sell or lease a product or service at or above any price

In addition, you should also strive to avoid:

      o Conditioning the sale or lease of a product or service on the sale or lease of another product or service, sometimes referred to as "tying"

      o Conditioning the purchase, sale or lease of a product or service on a reciprocal agreement with a customer or supplier

      o Entering into an exclusive dealing arrangement with a customer (including a lessee) or supplier

      o Limiting a customer (including a lessee) as to the territories and customers a product or service can be resold or leased

      o Discriminating in the prices or allowances offered to competing customers (including lessees)



                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

In certain, limited circumstances, the above practices may be permissible, but you should not engage in any of them without first obtaining the written approval of the Legal Department.

11.   INTERNATIONAL BUSINESS DEALINGS

      11.1  BRIBERY AND OTHER CORRUPT PRACTICES

The Company strictly prohibits giving or promising, directly or indirectly, anything of value to any employee or official of a government (including state-owned companies) or a political party, candidate for office, or to any person performing public duties or state functions in order to obtain or retain business or to secure an improper advantage with respect to any aspect of the Company's business.

As a U.S. entity, the Company is subject to the Foreign Corrupt Practices Act, which makes it illegal for the Company, its subsidiaries and persons working for or on behalf of the Company to offer, pay, give, promise or authorize the payment of any money or of anything of value, directly or indirectly, to any government official or employee, or a political party, candidate for office or to any person performing public duties for the purpose of obtaining or retaining business or to secure an improper advantage, and comparable laws in other countries. Under the Foreign Corrupt Practices Act, improper payments are defined expansively to include:

      o Payments, both direct and indirect (for example through agents or contactors)

      o     Gifts

      o     Entertainment

      o     Certain travel expenses

Although local law may permit gift-giving or the payment of entertainment expenses, the Company's Legal Department must approve in advance any such payments. In addition, the anti-bribery laws permit in narrow circumstances small "facilitating" payments, which are legal payments made to public officials in order to expedite the routine performance of legitimate duties. You must discuss any proposed facilitating payment with the Company's Legal Department prior to taking any action. The Company prohibits facilitating payments without the prior approval of the Company's Legal Department.



                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

--------------------------------------------------------------------------------
ANY QUESTION AS TO WHETHER A GIFT OR PAYMENT WOULD BE CONSIDERED IMPROPER UNDER THE COMPANY'S GUIDELINES OR NATIONAL OR FOREIGN LAWS MUST BE DISCUSSED WITH THE COMPANY'S LEGAL DEPARTMENT.
--------------------------------------------------------------------------------
UNDER NO CIRCUMSTANCE IS IT ACCEPTABLE FOR YOU TO OFFER, GIVE, SOLICIT OR RECEIVE ANY FORM OF BRIBE, KICKBACK, PAYOFF, OR INDUCEMENT.
--------------------------------------------------------------------------------


In many instances, you may find yourself working with agents, independent contractors, consultants or other representatives of the Company. You must become very familiar with the background of any agent or third party that will be working with you because you may ultimately be responsible for their actions. When you retain agents, consultants, independent contractors or other representatives, you must complete adequate background checks and verify their business credentials. Some "red flags" to look out for include:

      o Third parties with family or other relationships that could influence the decision

      o     Independent contractors or consultants with a reputation for bribes

      o A history of corruption in the country where the third party is being hired

      o     Unusually high commission requests

      o A sales representative or agent who approaches you near the award of a contract and indicates a "special arrangement" with an official is warranted

      o A customer who suggests that a Company bid be made through a specific agent or representative

      11.2  EXPORT AND OTHER CONSIDERATIONS

Specific laws and regulations apply to international business, in addition to those of the United States. These laws include:

      o     Export control and licensing laws

      o     Economic sanctions



                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

      o     Anti-boycott laws

      o Various laws regulating the transnational movement of technology, goods and services

For U.S. foreign policy purposes, formal government approval and/or a license is required for the export and re-export of certain software, services, and technology. In addition, certain countries and persons are subject to U.S. embargoes or trade sanctions, and you may be prohibited from dealing with them. You should also be aware that you cannot do business with any person or entity that is on the Office of Foreign Assets Control list, which typically includes those who are a threat to national security, support terrorism or violate U.S. or international law. You should be careful not to:

      o     Do business with a restricted country, company, or individual

      o     Export controlled products or technologies without a license

      o Sell or give a controlled product to an unauthorized foreign national

      o Sell or give a controlled product to a foreign national if it might be later transferred to a prohibited person, entity, or country

      o Distribute a controlled technology to prohibited individuals or countries by e-mail

      o Export a controlled product or technology if you have reason to believe it will be re-exported to a prohibited individual or country

      o     Ship anything through a prohibited country

      o Take controlled software, products, or information out of the country without explicit legal authorization

      o Participate in a boycott against a U.S. company or a country friendly to the U.S.

Employees and officers involved in business transactions must be fully familiar with, and strictly adhere to, all applicable foreign and domestic laws and regulations. If you have any questions regarding whether particular international transactions are permissible or about compliance with applicable laws and this policy, please contact the Company's Legal Department.


                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

12.   POLITICAL CONTRIBUTIONS AND ACTIVITIES

In the United States, federal and many state laws prohibit corporations from making political contributions. Any direct or indirect political contribution of any kind (including the use of Company property, equipment, funds or other assets) in the name of the Company, or with Company funds, requires a prior written certification from the Company's Legal Department that the political contribution complies with applicable law.

13.   ACCOUNTING PRACTICES, BOOKS & RECORDS

Honest and accurate recording and reporting of information is critical to our ability to make responsible business decisions and foster investor trust. You are expected to support the Company's efforts to fully and fairly disclose the financial condition of the Company in compliance with applicable accounting principles, laws, rules and regulations.

This responsibility includes, among other things, reporting hours worked (including overtime), reimbursable expenses (including travel and meals), and sales activity. You should also ensure that you assist the Company in making:

      o     Full

      o     Fair

      o     Accurate

      o     Timely

      o     Understandable

disclosures in our periodic reports filed with the Securities and Exchange Commission and in other communications to securities analysts, rating agencies and investors. The Company's accounting records are relied upon to produce reports for the Company's management, rating agencies, investors, creditors, governmental agencies and others. Our financial statements and the books and records on which they are based must accurately reflect all corporate transactions and conform to all legal and accounting requirements and our system of internal controls.


                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

--------------------------------------------------------------------------------
ALL EMPLOYEES, OFFICERS AND DIRECTORS - AND, IN PARTICULAR, THE CHIEF EXECUTIVE OFFICER, THE CHIEF FINANCIAL OFFICER, THE COMPTROLLER AND THE PRINCIPAL ACCOUNTING OFFICER - HAVE A RESPONSIBILITY TO ENSURE THAT THE COMPANY'S ACCOUNTING RECORDS DO NOT CONTAIN ANY FALSE OR MISLEADING ENTRIES.
--------------------------------------------------------------------------------

We do not tolerate any misclassification of transactions as to accounts, departments or accounting periods. Please remember:

      o All accounting records, and reports produced from those records, must be kept and presented in accordance with the laws of each applicable jurisdiction

      o All records must fairly and accurately reflect transactions, as well as Company assets, liabilities, revenues and expenses

      o     Accounting records must not contain any false or misleading entries

      o Transactions must not be misclassified as to accounts, departments or accounting periods

      o All transactions must be supported by accurate documentation, in reasonable detail and recorded in the proper account and in the proper accounting period

      o All accounting records must comply with generally accepted accounting principles

      o You must follow the Company's system of internal accounting controls, including compensation controls, at all times

ANY EFFORT TO MISLEAD OR COERCE THE INDEPENDENT AUDITORS OR A MEMBER OF INTERNAL AUDIT STAFF CONCERNING ISSUES RELATED TO AUDIT, ACCOUNTING OR FINANCIAL

DISCLOSURE WOULD LEAD TO SERIOUS LEGAL CONSEQUENCES, INCLUDING CRIMINAL SANCTIONS, AND IS STRICTLY PROHIBITED.

If you are authorized to make expenditures or enter into transactions on behalf of the Company, you must ensure that the applicable records comply with the Company's accounting and purchasing policies and that all transactions are recorded properly. Laws and regulations require the Company's records, including its

      o     Financial


                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

      o     Environmental

      o     Health and safety

      o     Human resources

      o     Research and development

      o     Analytical

      o     Engineering

      o     Intellectual property

records, to accurately reflect the events they represent. Falsifying business records is a serious offense, which may result in criminal prosecution, civil action and/or disciplinary action up to and including termination of employment.

14.   RECORDS RETENTION

You must comply with the Company's records retention policy and procedures. Destroying or altering a document with the intent to impair the document's integrity or availability for use in any potential official proceeding is a crime. Destruction of corporate records may only take place in compliance with the Company's records retention policy and procedures. You must not destroy any documents relevant to any pending, threatened, or anticipated litigation, investigation, or audit for any reason. If you believe that Company records are being improperly altered or destroyed, you should report it to a responsible supervisor, the appropriate internal authority or the Legal Department. You should also speak to your supervisor or the Legal Department if you have questions about destroying a particular document.

15.   VIOLATIONS OF THIS CODE

Allegations of Code violations will be reviewed and investigated by the Company's Legal Department, or, in appropriate circumstances by the Company's Audit Committee. Violations of this Code may result in, among other actions, suspension of work duties, diminution of responsibilities or demotion, and termination of employment.

Those who violate the standards in this Code will be subject to disciplinary action. Failure to follow this Code, or to comply with federal, state, local and any applicable foreign laws, and the Company's corporate policies and procedures may result in termination of employment or termination of board service.


                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

                           FREQUENTLY ASKED QUESTIONS

Q:    WHAT IF I WITNESS A CODE VIOLATION BUT AM AFRAID OF COMING FORWARD IN FEAR
OF RETALIATION?

A:    The Company encourages the communication of bona fide concerns relating to the lawful and ethical conduct of business, audit and accounting procedures and related matters. The Company will protect those who communicate bona fide concerns from any retaliation for such reporting. Confidential and anonymous mechanisms for reporting concerns, including the Ethics Helpline, are available and are described in this Code.


Q;    WHAT IF I AM UNSURE OF WHETHER OR NOT WHAT I SAW IS IN FACT A CODE
VIOLATION?

A:    No Company policy can provide definitive answers to all questions. It is difficult to anticipate every decision or action that you may face or consider. WHENEVER YOU HAVE DOUBT ABOUT THE CORRECT ETHICAL OR LEGAL CHOICE TO MAKE, OR QUESTIONS REGARDING ANY OF THE STANDARDS DISCUSSED OR POLICIES REFERENCED IN THIS CODE, YOU SHOULD FULLY DISCLOSE THE CIRCUMSTANCES, SEEK GUIDANCE ABOUT THE RIGHT THING TO DO, AND KEEP ASKING UNTIL GUIDANCE IS OBTAINED. The earlier a potential problem is detected and corrected, the better off the Company will be in protecting against harm to the Company's business and reputation.

Q:    WHAT WILL HAPPEN TO ME IF I AM FOUND IN VIOLATION OF THIS CODE?

A:    Those who violate the standards in this Code will be subject to disciplinary action. Failure to follow this Code, or failure to comply with federal, state, local or applicable foreign laws or the Company's corporate policies and procedures may result in termination of employment or termination of board service.

Q:    AM I EXPECTED TO KNOW ALL THE LAWS AND REGULATIONS THAT APPLY TO ME?

A: Legal compliance is not always intuitive. To comply with the law, you must try to learn enough about the laws that affect your work at the Company so you can spot potential issues and obtain proper guidance on the right way to proceed. The Company also provides you with specific policies applicable to your job to assist you with spotting any potential issues. When you have ANY doubt as to the lawfulness of any proposed activity, you should seek advice from the Legal Department.






                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

Q:    WHEN DOES A CONFLICT OF INTEREST ARISE?

A:    While it is not possible to describe or anticipate all the circumstances that might involve a conflict of interest, a conflict of interest may arise whenever you take action or have interests that may make it difficult to perform your work objectively or effectively or when you or an "immediate family member," receive improper personal benefits as a result of your position or relationship with respect to the Company.

Q:    WHO IS CONSIDERED TO BE AN "IMMEDIATE FAMILY MEMBER"?

A:    An "immediate family member" includes your spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and any person (other than a tenant or employee) sharing your household.

Q:    AS AN EMPLOYEE, CAN I ENGAGE IN ANY ACTIVITIES OUTSIDE OF WORK?

A:    Though the Company encourages professional activities and community involvement, you must take special care not to compromise the duties you owe to the Company. Employees and officers are expected to disclose the nature of any non-Company activity for which compensation is received.

Q:    CAN I SERVE ON ANY BOARDS OF DIRECTORS?

A:    You must obtain approval from the Company's Legal Department or the Board before agreeing to serve on the board of directors or similar body of a for-profit enterprise or government agency. Serving on boards of not-for-profit or community organizations does not require prior approval unless such service with a not-for-profit or community organization creates a situation that poses a conflict of interest with the Company. If such a situation arises, you should contact the Company's Legal Department for approval to continue such service.

Q:    CAN I PARTICIPATE IN POLITICAL ACTIVITIES?

A:    You are free to engage in outside activities that do not interfere with the performance of your responsibilities or otherwise conflict with the Company's interests. If you wish to engage in activities that are controversial or that involve sensitive matters, you must seek the guidance of the Legal Department. You must not use your Company position or title or any Company equipment, supplies or facilities in connection with outside activities, nor may you do anything that might infer sponsorship or support by the Company of such activity, unless the use has been approved in writing by the Legal Department.




                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

In addition, you should not solicit contributions or other support from fellow employees, or distribute non-work-related material to fellow employees during working hours or in areas where work is being performed.

Q:    DO THE ANTITRUST LAWS APPLY ONLY IN THE U.S.?

A:    Antitrust laws apply to every jurisdiction in which the Company does business. Failure to comply with antitrust and other trade regulation laws could result in civil and criminal penalties for both the offender and the Company.
























                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE

                            CERTIFICATE OF COMPLIANCE

I _____________________________________________ hereby certify that I have read,
               (Print name)
understand and am in compliance with the terms of the foregoing "Code of Business Conduct and Ethics."



DATE:          __________________________________

SIGNATURE:     __________________________________

TITLE:         __________________________________





--------------------------------------------------------------------------------
IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT THE LEGAL DEPARTMENT:
Legal Department
Comverse Technology, Inc.
810 Seventh Avenue, New York, New York, USA
Phone: (+1) 212-739-1000
E-mail: legal@cmvt.com
--------------------------------------------------------------------------------








                              QUESTIONS? CONCERNS?
     CALL THE ETHICS HELPLINE AT 866-398-0010 (TOLL-FREE WITHIN THE U.S.) OR
                +1-314-628-6276 (COLLECT CALL OUTSIDE THE U.S.)
                                       OR
                 CONTACT THE LEGAL DEPARTMENT AT 1-212-739-1000
                                       OR
                      YOUR SUPERVISOR OR HR REPRESENTATIVE